PANNELL
KERR
FORSTER
OF TEXAS, P.C.


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the inclusion in this registration statement of Nevada Gold & Casinos, Inc. on Form S-8 of our report dated June 2, 1998, on our examination of the March 31, 1998 consolidated financial statements of Nevada Gold & Casinos, Inc.

PANNELL KERR FORSTER OF TEXAS, P.C.



Houston, Texas
May 11, 1999